

                                                         [Face of Note]
CUSIP NO. 20846NAB1                                      CONSECO, INC.                               PRINCIPAL AMOUNT: $ 200,000,000

REGISTERED NO. FX 1                            SENIOR MEDIUM-TERM NOTE, SERIES A


                  If this Note is a Book-Entry Note, the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  The following summary of terms is subject to the information set forth on the reverse hereof:


ORIGINAL ISSUE DATE:  June 9, 1998                                   OPTIONAL REDEMPTION:    [X] YES [ ] NO For all  terms regarding
                                                                                             redemption, see Annex A attached hereto

INTEREST RATE: 6.8%                                                  INITIAL REDEMPTION DATE:

STATED MATURITY DATE:  June 15, 2005                                 INITIAL REDEMPTION PERCENTAGE:

AUTHORIZED  DENOMINATIONS                                            ANNUAL  PERCENTAGE
 (If other than $1,000 and integral                                  REDEMPTION REDUCTION:
  multiples thereof):
                                                                     REDEMPTION PRICE:
FORM:                               [X] BOOK-ENTRY
                                    [ ] CERTIFICATED

PAYING AGENT (If other than the Senior Trustee):

REGULAR RECORD DATES:  May 31 and November 30                        OPTION TO ELECT REPAYMENT:          [ ] YES  [X] NO

INTEREST PAYMENT DATES:  June 15 and December 15 of each year,       OPTIONAL REPAYMENT DATE[S]:
commencing on December 15, 1998

                                                                     OPTIONAL REPAYMENT PRICE[S]:
SINKING FUND:                      [ ] YES [X] NO

ORIGINAL ISSUE DISCOUNT:           [ ] YES [X] NO                    SPECIFIED CURRENCY:  United States dollars

AMORTIZING NOTE:                   [ ] YES [X] NO                    OTHER PROVISIONS:

EXCHANGE RATE AGENT:

DEPOSITARY:  The Depository Trust Company                            ANNEX ATTACHED (and incorporated
                                                                     by reference herein):               [X] YES [ ] NO

                  If this Note was issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

ORIGINAL ISSUE DISCOUNT NOTE:        [ ] Yes  [X] No                 ISSUE PRICE (expressed
                                                                     as a percentage of aggregate principal amount):

YIELD TO MATURITY:                                                   INITIAL PERIOD:


                  CONSECO, INC., a corporation duly organized and existing under the laws of Indiana (herein called the "Company," which term includes any successor corporation under the Senior Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum specified above on the Stated Maturity Date shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

                  Interest will be paid on the Interest Payment Date or Dates specified above, at the rate per annum specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below) until the principal hereof is paid or duly made available for payment. Interest payments will be made in an amount equal to the amount accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Stated Maturity Date or such prior date on which the principal hereof becomes due and payable (the "Maturity Date"), as the case may be. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Senior Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date specified above next preceding such Interest Payment Date. The first payment of interest on any Note originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. Except as otherwise provided in the Senior Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of their having been such Holder and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Senior Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Senior Indenture.

                  Unless otherwise specified above, the Company will make payments of principal of, and premium, if any, and interest, if any, on this
Note in the Specified Currency specified above. Any such amounts payable by the Company in the Specified Currency will be converted by the Exchange Rate Agent specified above into United States dollars for payments to Holders unless otherwise specified above or the Holder of this Note elects, in the manner hereinafter described, to receive such amounts in the Specified Currency.

                  If the Specified Currency is other than United States dollars, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Notes, the Specified Currency for which is other than United States Dollars, scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments will be made in the Specified Currency.

                  If the Specified Currency is other than United States dollars, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and /or interest, if any, in the Specified Currency instead of in United States dollars, by submitting a written request for such payment to the Senior Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Senior Trustee, but written notice by any such revocation must be received by such Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. If this Note is to be held in the name of a broker or nominee the Holder should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

                  If this Note is a Book-Entry Note as specified above, while this Note is represented by one or more Book-Entry Notes registered in the name of the Depositary or its nominee, the Company will cause payments of principal of, premium, if any, and interest on such Book-Entry Notes to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures. If this Note is a Book-Entry Note as specified above, the following legend is applicable except as specified on the reverse hereof: THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

                  If this Note is a certificated Note as specified above, payments of interest, if any, on this Note on any Interest Payment Date other than at Stated Maturity Date will be made by check mailed to the address of the Holder entitled thereto as such address appears in the Security Register of the Company. Notwithstanding the foregoing, a Holder of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of certificated Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any Interest Payment Date other than at Stated Maturity by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date.

                  If the Specified Currency specified above is other than United States dollars, payments of the principal of, and premium, if any, and/or interest, if any, on this Note which are to be made in United States dollars will be made in the manner specified above with respect to Notes denominated in United States dollars. If the Specified Currency specified above is other than United States dollars, payments of interest, if any, on this Note which are to be made in the Specified Currency on an Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the Holder of this Note as it appears in the Security Register, subject to the right to receive such interest payments by wire transfer of immediately available funds under the circumstances described above. If the Specified Currency specified above is other than United States dollars, payments of principal of, and premium, if any, and/or interest, if any, on this Note which are to be made in the Specified Currency on the Maturity Date will be made by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by the Holder of this Note, provided that such bank has appropriate facilities therefor and that this Note is presented and surrendered at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York in time for the Senior Trustee to make such payments in such funds in accordance with its normal procedures.

                  The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed upon the Holder of this Note. If this Note is a certificated Note as specified above, payment of the principal, premium, if any, due on the Maturity Date in respect of this Note will be made in immediately available funds upon presentation and surrender of this Note at the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF OR THE ATTACHED ANNEX, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  June 9, 1998
                                                                  CONSECO, INC.

TRUSTEE'S  CERTIFICATE  OF  AUTHENTICATION
This is one of the Securities of the series of Securities issued under the within-mentioned Senior Indenture.

                                                                  By: /s/ Thomas J. Kilian
                                                                  ---------------------------------------------------------
                                                                   Its: Executive Vice President and Chief Operations Officer
LTCB TRUST COMPANY,
as Trustee


By:  /s/ Barbara Bevelaqua                                        Attest: /s/ John J. Sabl
     -----------------------------------------                    -------------------------------------------------------------
     Authorized Officer                                           Its: Executive Vice President, Secretary and General Counsel



                                [Reverse of Note]

                                  CONSECO, INC.

                        SENIOR MEDIUM-TERM NOTE, SERIES A


                  SECTION 1. General. This Note is one of a series of Securities of the Company issued under an Indenture, dated as of November 13, 1997, as amended from time to time (the "Senior Indenture"), between the Company and LTCB Trust Company, as trustee (the "Senior Trustee"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Senior Trustee and the Holders of the Notes and of the terms upon which the Securities are, and are to be, authenticated and delivered. This
Note is one of the Securities designated on the face hereof. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, and may otherwise vary, all as provided in the Senior Indenture.

                  SECTION 2. Payments. Interest on this Note will be payable on January 15 and December 15 of each year or on such other date(s) specified on the face hereof (each, an "Interest Payment Date") and on the Maturity Date. Unless otherwise specified in on the face hereof, interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

         If any Interest Payment Date(s) or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

                  SECTION 3. Redemption. This Note will be redeemable at the option of the Company prior to the Stated Maturity Date only if an Initial Redemption Date is specified on the face hereof. If so specified, this Note will be subject to redemption at the option of the Company on any date on and after the Initial Redemption Date in whole or from time to time in part in increments of $1,000 or the minimum denomination, if any, specified on the face hereof (provided that any remaining principal amount hereof will be at least $1,000 or such minimum denomination), at the Redemption Price specified on the face hereof, together with unpaid interest accrued hereon to the date of redemption, on written notice given to the Holder hereof not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Senior Indenture. In the event of redemption of this Note in part only, this Note will be cancelled and a new Note or Notes representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

                  SECTION 4. Repayment. This Note will be repayable by the Company at the option of the Holder hereof prior to the Stated Maturity Date only if one or more Optional Repayment Dates are specified on the face hereof. If so specified, this Note will be subject to repayment at the option of the Holder hereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified on the face hereof (provided that any remaining principal amount hereof will be at least $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount, or such other repayment price specified on the face hereof, to be repaid, together with unpaid interest accrued heron to but excluding the date of repayment. For this Note to be repaid, it must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Senior Trustee at its office maintained for such purpose in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

         Only the Depositary may exercise the repayment option if this Note is a Book-Entry Note as specified on the face hereof. Accordingly, if the beneficial owner hereof, if this is a Book-Entry Note, desires to have all or any portion of the Book-Entry Note repaid they must instruct the participant through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering this Note and duly completed election form to the Senior Trustee as aforesaid. In order to ensure that this Note and election form are received by such Senior Trustee on a particular day, the beneficial owner hereof must so instruct the participant through which they own their interest before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner hereof should consult the participants through which they own their interest for the respective deadlines for such participants. All instructions given to participants from beneficial owners of Book-Entry Notes relating to the option to elect repayment will be irrevocable. In addition, at the time such instructions are given, the beneficial owner of this Note shall cause the participant through which it owns its interest to transfer such beneficial owner's interest in the Book-Entry Note, on the Depositary's records, to the Senior Trustee.

                  SECTION 5. Sinking Fund. This Note is not subject to a sinking fund unless otherwise specified on the face hereof.

                  SECTION 6. Discount Notes. If the Issue Price of this Note (as specified on the face hereof) is less than 100% of the principal amount hereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date (a "Discount Note"), the difference between the Issue Price of this Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of this Note, the amount payable to the Holder hereof will be equal to the sum of (i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued hereon to the date of such redemption, repayment or acceleration of maturity, as the case may be (the "Amortized Face Amount").

         Unless otherwise specified on the face hereof, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for this Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for this Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for this Note (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

                  SECTION 7. Amortizing Notes. If this Note is an Amortizing Note as specified on the face hereof, unless otherwise specified on the face hereof, interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to this Note if it is an Amortizing Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. Further information concerning additional terms and provisions of Amortizing Notes will be set forth on the Annex attached hereto, which Annex will for all purposes have the same effect as if set forth at this place.

                  SECTION 8. Events of Default. If any Event of Default with respect to Notes of this series will occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Senior Indenture; provided, however, that notwithstanding anything herein to the contrary, if this Note is a Discount Note, the amount so declared to be due and payable will be the Amortized Face Amount of this Note as of the date of such declaration as specified under
Section 6.

                  SECTION 9. Modification or Waiver; Obligation of the Company Absolute. The Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Senior Indenture at any time by the Company and the Senior Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of each series to be affected. The Senior Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive, with respect to the Securities of such series, compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, places and rates, herein prescribed.

                  SECTION 10. Discharge, Legal Defeasance and Covenant Defeasance. The Senior Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions specified therein, which provisions apply to this Note.

                  SECTION  11.   Authorized   Denominations.   Unless  otherwise
specified on the face hereof, the Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Senior Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes of this series are exchangeable for Notes of this series of like aggregate principal amount and like Stated Maturity and with like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

                  SECTION  12.  Registration  of  Transfer.  As  provided in the
Senior Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Senior Trustee at its principal corporate trust office located in the Borough of Manhattan, The City of New York) duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  If this Note is a Book-Entry Note as specified on the face hereof, this Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Senior Indenture. Except as provided in the Senior Indenture, owners of beneficial interests in this Book-Entry Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Senior Indenture.

                  No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  SECTION 13. Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Senior Trustee and any agent of the Company or the Senior Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Senior Trustee or any such agent will be affected by notice to the contrary.

                  SECTION 14. Governing Law. The Senior Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 15. Defined Terms. All terms used in this Note which are defined in the Senior Indenture will have the meanings assigned to them in the Senior Indenture unless otherwise defined herein; and all references in the Senior Indenture to "Security" or "Securities" will be deemed to include the Notes.

                            OPTION TO ELECT REPAYMENT


          [To be completed only if this Note is repayable at the option of the Holder and the Holder elects to exercise such rights]


                  The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof below designated at the applicable Optional Repayment Price indicated on the face hereof, plus accrued and unpaid interest to but excluding the date of repayment, if this Note is to be repaid pursuant to Section 4 of this Note. If a portion of this Note is not being repaid, specify the principal amount to be repaid and the denomination or denominations (which will be $1,000 or an integral multiple thereof) of the Note or Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):


Dated:____________________________________________
                                                                             _______________________________________________________
                                                                             Signature
                                                                             Sign exactly as name appears on the front of this Note.

                                                                             Indicate address where check is to be sent, if repaid


Principal amount to be repaid if amount to be repaid is less                 _______________________________________________________
than the entire principal amount of this Note (principal amount
remaining must be an authorized denomination)                                _______________________________________________________

$______________________________________________________________
(which will be an integral multiple of $1,000)                               SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

Denomination or denominations of the Note or Notes to be                     _______________________________________________________
issued for the portion of this Note not being repaid

_______________________________________________________________

_______________________________________________________________


                                  ABBREVIATIONS


                  The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:


                  TEN COM - as tenants in common
                  TEN ENT - as tenants by the entireties
                  JT TEN - as joint tenants with right of survivorship and not as tenants in common


                  UNIF GIFT MIN ACT                                        Custodian
                                                  ...........................................................
                                                  (Cust)                                         (Minor)
                                                              Under Uniform Gifts to Minors Act
                                                  ...........................................................
                                                                           (State)

                  Additional abbreviations may also be used though not in the above list.


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
[                    ]



---------------------------------------------------------------------------------------------------------------------------------
                    PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



---------------------------------------------------------------------------------------------------------------------------------
the within Note and all rights thereunder,  hereby irrevocably  constituting and appointing  _______________________  attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: _______________________              _____________________________________________________________________________________
                                            Signature
                                            Sign exactly  as name  appears  on the  front of this Note  [SIGNATURE
                                            MUST BE GUARANTEED by a member of a recognized Medallion
                                            Guarantee Program]


NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE
         OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY
         CHANGE WHATEVER.

                                                                         Annex A

                  This Note is one of the Notes designated as "6.8% Notes due June 15, 2005", which Notes are limited to $250,000,000 aggregate principal amount, subject to the terms of the Senior Indenture.

Covenants
---------
                  This Note contains the following covenants:

                  Limitations on Issuance or Disposition of Stock of Significant Subsidiaries. The Company will not, nor will it permit any Significant Subsidiary to, issue, sell or otherwise dispose of any shares of Capital Stock (other than non-voting Preferred Stock) of any Significant Subsidiary, except for (i) directors' qualifying shares; (ii) sales or other dispositions to the Company or to one or more wholly owned Significant Subsidiaries; (iii) the sale or other disposition of all or any part of the Capital Stock of any Significant Subsidiary for consideration which is at least equal to the fair value of such Capital Stock as determined by the Company's board of directors (acting in good faith); or (iv) any issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or any Significant Subsidiary.

                  Limitation on Liens. Except as provided below, neither the Company nor any Significant Subsidiary may incur, issue, assume or guarantee any Indebtedness secured by a Lien on any property or assets of the Company or any Significant Subsidiary, or any shares of Capital Stock of any Significant Subsidiary, without effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness which is not subordinated to the Notes) shall be secured equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured; provided, however, that this covenant shall not apply to Indebtedness secured by (i) Liens existing on June 4, 1998; (ii) Liens on property of, or on any shares of stock of, any corporation existing at the time such corporation becomes a Significant Subsidiary or merges into or consolidates with the Company or a Significant Subsidiary; (iii) Liens on property or on shares of stock existing at the time of acquisition thereof by the Company or any Significant Subsidiary; (iv) Liens to secure the financing of the acquisition, construction or improvement of property, or the acquisition of shares of stock by the Company or any Significant Subsidiary, provided that such Liens are created not later than one year after such acquisition or, in the case of property, no later than one year after completion of construction or commencement of commercial operation, whichever is later, are limited to the property acquired, constructed or improved or the shares of stock acquired and do not secure indebtedness in excess of the cost of such acquisition, construction or improvement; (v) Liens in favor of the Company or any Subsidiary; (vi) Liens in favor of, or required by, governmental authorities; and (vii) any extension, renewal or replacement as a whole or in part of any Lien referred to in the foregoing clauses (i) to (vi) inclusive; provided, however, that (a) such extension, renewal or replacement Lien shall be limited to all or a part of the same property or shares of stock that secured the Lien extended, renewed or replaced and (b) the Indebtedness secured by such Lien at such time is not so increased.

                  The restrictions in the immediately preceding paragraph do not apply if, immediately after the incurrence, issuance, assumption or guarantee of any Indebtedness secured by a Lien, the aggregate principal amount of such secured Indebtedness, (other then Indebtedness secured by Liens described in clauses (i) to (vii), inclusive, of the immediately preceding paragraph) at that time would not exceed 10% of Consolidated Capitalization.

                  "Capital Lease Obligations" of a Person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with generally accepted accounting principles; the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, including any Preferred Stock.

                  "Consolidated Capitalization" means the sum of the Company's consolidated shareholders' equity, redeemable preferred stock and preferred securities in any trust, partnership or other entity of which more than 50% of the voting equity is owned directly or indirectly by the Company, including, without limitation, the trust securities issued by Conseco Financing Trust I, Conseco Financing Trust II, Conseco Financing Trust III and Conseco Financing Trust IV.

                  "Indebtedness" means (i) any liability of any Person (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit (other than letters of credit obtained in the ordinary course of business), or (2)
evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than accounts payable or other indebtedness to trade creditors arising in the ordinary course of business), or (3) for the payment of money relating to a Capital Lease Obligation; (ii) any liability of others described in the preceding clause (i) that the Person has guaranteed or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of types referred to in clauses (i) and (ii) above.

                  "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock or limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Significant Subsidiary" means any Subsidiary with net earnings which constituted at least 20% of the Company's consolidated total net earnings, all as determined as of the date of the Company's most recently prepared quarterly financial statements for the 12-month period then ended.

                  "Stated Maturity," when used with respect to any security or any installment of interest on any security, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest, respectively, is finally due and payable, except as otherwise provided in the case of Capital Lease Obligations.

                  "Subsidiary" means a corporation of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors is owned directly or indirectly by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

Redemption
----------
                  This Note will be redeemable as a whole or in part at the option of the Company at any time, at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount hereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest hereon from the redemption date to the Maturity Date, computed by discounting such payments, in each case, to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points, plus (b) accrued and unpaid interest on the principal amount hereof to the date of redemption.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Senior Trustee after consultation with the Company.

                  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations actually obtained by the Senior Trustee for such redemption date.

                   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Senior Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Senior Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date.

                  "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancAmerica Robertson Stephens, Deutsche Bank Securities Inc. and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company may substitute therefor another Primary Treasury Dealer.

                  Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of Notes to be redeemed. If, at the time notice of redemption is given, the redemption moneys are not held by the Senior Trustee, the redemption may be made subject to their receipt on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received.

                  Upon payment of the redemption price, on and after the redemption date interest will cease to accrue on this Note or portions hereof called for redemption.